mwe.com Tracy Bacigalupo Attorney at Law tbacigalupo@mwe.com +1 212 547 5656

March 8, 2021

DNP SELECT INCOME FUND INC.

200 South Wacker Drive, Suite 500

Chicago, Illinois 60606

Re:	Registration Statement on Form N-2 (Reg. Nos. 333-251313 and 811-04915)

Ladies and Gentlemen:

We have served as Maryland counsel to DNP Select Income Fund Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to the Registration Statement on Form N-14 (Registration Nos. 333-251313 and 811-04915) (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”), including the proxy statement-prospectus included therein (the “Prospectus”), of the shares (the “Shares”) of Common Stock, $.001 par value per share, of the Company (“Common Stock”) to be issued pursuant to the terms of the Agreement and Plan of Merger, in the form attached as an Exhibit to the Prospectus (the “Merger Agreement”), by and between the Company and Duff & Phelps Utility and Corporate Bond Trust Inc., a Maryland corporation (“DUC”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the Prospectus, substantially in the forms transmitted to the Commission under the 1933 Act and the 1940 Act;

2. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

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DNP SELECT INCOME FUND INC.

March 8, 2021

3. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. Resolutions of the Board of Directors of the Company (the “Board of Directors”), adopted at a meeting on November 23, 2020, relating to the authorization and approval of the execution, delivery and performance by the Company of the Merger Agreement, the issuance of the Shares pursuant thereto and the filing of the Registration Statement (the “Board Resolutions”), certified as of the date hereof by an officer of the Company;

5. The Merger Agreement, in the form attached to the Prospectus as an Exhibit;

6. A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

7. A certificate executed by an officer of the Company, dated as of the date hereof.

As used herein, the phrase “known to us” is limited to the actual knowledge, without independent investigation, of the lawyers in this firm who have provided legal services to the Company in connection with the Registration Statement.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

DNP SELECT INCOME FUND INC.

March 8, 2021

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, upon issuance and delivery of the Shares as contemplated by the Merger Agreement and the Board Resolutions, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ McDermott Will & Emery LLP

MCDERMOTT WILL & EMERY LLP